                                                                    EXHIBIT 3(a)
                                                                   (page 1 of 2)

                            CERTIFICATE OF CORRECTION



     Hubbell Incorporated files this Certificate of Correction pursuant to
Section 33 - 611 of the Connecticut Business Corporation Act.

     1. The document to be corrected is the Certificate of Amendment to the Certificate of Incorporation filed December 16, 1998 at 2:00 p.m.

     2. The Certificate of Amendment incorrectly refers to the creation of "a series of Preferred Stock, par value $10.00 per share". This reference is incorrect because the class of Preferred Stock authorized in the Certificate of Incorporation is "Preferred Stock without par value".

     3. This Certificate of Correction corrects the Certificate of Amendment as follows: in the paragraph on the first page which begins with the word "RESOLVED," the words "par value $10.00 per share" are deleted and replaced with the words "without par value".

     4. IN WITNESS WHEREOF, the undersigned has executed this Certificate of Correction this 9th day of September, 1999.


                                              /s/Richard W. Davies
                                         ---------------------------------------
                                         Name:   Richard W. Davies
                                         Title:  Vice President, General Counsel
                                                 and Secretary

                                                                    EXHIBIT 3(a)
                                                                   (page 2 of 2)

                            CERTIFICATE OF CORRECTION



     Hubbell Incorporated files this Certificate of Correction pursuant to
Section 33-611 of the Connecticut Business Corporation Act.

     1. The document to be corrected is the Certificate of Amendment to the Certificate of Incorporation filed December 16, 1998 at 2:30 p.m.

     2. The Certificate of Amendment incorrectly refers to the creation of "a series of Preferred Stock, par value $10.00 per share". This reference is incorrect because the class of Preferred Stock authorized in the Certificate of Incorporation is "Preferred Stock without par value".

     3. This Certificate of Correction corrects the Certificate of Amendment as follows: in the paragraph on the first page which begins with the word "RESOLVED," the words "par value $10.00 per share" are deleted and replaced with the words "without par value".

     4. IN WITNESS WHEREOF, the undersigned has executed this Certificate of Correction this 9th day of September, 1999.


                                              /s/Richard W. Davies
                                       -----------------------------------------
                                       Name:     Richard W. Davies
                                       Title:    Vice President, General Counsel
                                                 and Secretary